UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2018

BOINGO WIRELESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35155	95-4856877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., 23rd Floor Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 586-5180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry Into a Material Definitive Agreement.

Asset Purchase Agreement

On August 1, 2018, Boingo MDU, LLC (“Buyer”), a Delaware limited liability company and wholly-owned subsidiary of Boingo Wireless, Inc. (the “Company”, or “Boingo”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and among Buyer, the Company, Elauwit Networks, LLC, a South Carolina limited liability company (“Seller”), Daniel McDonough, Jr., Barry Rubens and Taylor Jones (each, together with their respective Affiliates, a “Principal Member” and together the “Principal Members”) and, solely with respect to Article VII of the Purchase Agreement, Elauwit, LLC and DragonRider Enterprises, LLC (each a “Member” and together, the “Members”) pursuant to which Buyer acquired substantially all of the assets (the “Assets”) of Seller (the “Acquisition”). The closing of the Acquisition also occurred on August 1, 2018.

Pursuant to the terms of the Purchase Agreement, the Company paid Seller approximately $28 million in cash for the Assets at the closing of the Acquisition, less certain holdbacks described below and less certain holdbacks described below and less certain working capital adjustments and outstanding debt of Seller satisfied by Buyer or the Company immediately prior to the closing of the Acquisition. Additionally, the parties allocated a portion of the purchase price to certain customer agreements and certain consideration was held back by Buyer for third-party consents not obtained at closing for such customer agreements.  Buyer also held back $2 million (the “Indemnification Holdback”) to satisfy indemnification claims as described below.  Buyer will also pay additional contingent consideration, only if earned, in the form of earn-out payments in the aggregate amount of up to $15 million, which is subject to certain conditions and the successful achievement of annual revenue targets for the acquired business during the 2018, 2019 and 2020 fiscal years.

The Purchase Agreement contains customary representations and warranties and covenants from Seller and the Principal Members, including representations and warranties about the Seller and its business, assets, operations and liabilities. Seller, the Principal Members and the Members (the “Indemnifying Parties”) will be subject to certain indemnification obligations related to, among others, breaches or misrepresentations under the Agreement, failure to perform covenants contained in the Purchase Agreement and liabilities related to excluded assets and excluded liabilities. Buyer is also entitled to set off amounts it is owed by the Indemnifying Parties, against payments of certain portions of the earn-out consideration and for amounts withheld with respect to third-party consents not obtained at the closing. The Indemnification Holdback is being retained for a period of 12 months following the closing of the Acquisition to satisfy any indemnification claims of Buyer or the Company. Following the 12 month anniversary of the closing, Buyer will release the Indemnification Holdback (subject to pending or satisfied indemnification claims) to Seller. Additionally, as Seller delivers to Buyer third-party consents with respect to certain customer contracts, Buyer will release amounts allocated to such customer contracts and held back pending receipt of such respective third-party consents.

In connection with the Acquisition, various key persons have (i) entered into employment or consulting agreements and related agreements and (ii) agreed not to compete with the Buyer’s business or solicit customers of the Buyer’s business for a period of three years following the closing of the Acquisition.

The Company funded a substantial portion of the closing purchase price from the Company’s existing Credit Agreement (the “Credit Agreement”) and related agreements, as amended with Bank of America, N.A. (“Bank of America”) acting as agent for lenders named therein, including Bank of America, and Silicon Valley Bank, and Citizens Bank, N.A. (the “Lenders”).

In connection with the foregoing, the Company entered into a commitment letter (the “Commitment Letter”) with Bank of America, pursuant to which Bank of America has committed to provide senior secured credit facilities to the Company in an aggregate amount of $28 million on terms substantially similar to the existing Credit Agreement (the “New Credit Agreement”). The Company expects the New Credit Agreement to be used for general corporate purposes and working capital of the Company and its subsidiaries. Bank of America’s commitment to provide the New Credit Agreement is subject to a number of conditions including, without limitation, (i) the completion of definitive documentation mutually acceptable to the Company and Bank of

America, (ii) that nothing has occurred which has had or could reasonably be expected to have a material adverse effect on the Company and (iii) other customary closing conditions.

Amendment to Credit Agreement

Additionally, on August 1, 2018, in connection with the Acquisition, the Company entered into an amendment to the Credit Agreement (the “Credit Agreement Amendment”) in order to make certain amendments to provide for the consummation of the Acquisition and the related transactions, including providing that the Acquisition shall be a Permitted Acquisition (as defined in the Credit Agreement).

The foregoing summaries of the (i) Purchase Agreement, and the transactions contemplated thereby and (ii) the Credit Agreement Amendment, do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Purchase Agreement and Credit Agreement Amendment, filed herewith as Exhibits 10.1 and 10.2, respectively, which are incorporated herein by reference. The Purchase Agreement has been included as an exhibit hereto solely to provide stockholders with information regarding its terms. It is not intended to be a source of financial, business, or operational information about the Company, Buyer, Seller or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Purchase Agreement: are made only for purposes of the Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or stockholders. Investors and stockholders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Buyer or Seller or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement which subsequent information may or may not be fully reflected in public disclosures.

Item 8.01  Other Events.

On August 1, 2018, the Company announced the signing of the Purchase Agreement described in Item 1.01 above. A copy of the press release announcing the signing of the Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

10.1*

Asset Purchase Agreement, dated August 1, 2018, by and among Boingo Wireless, Inc., Boingo MDU, LLC, Elauwit Networks, LLC, Daniel McDonough, Jr., Barry Rubens and Taylor Jones and, solely with respect to Article VII, Elauwit, LLC and DragonRider Enterprises, LLC.

10.2	Amendment to Credit Agreement among the Company, Bank of America, N.A., Silicon Valley Bank, and Citizens Bank, N.A. and certain other parties thereto.
99.1	Press Release issued August 1, 2018.

*       The Company has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of such omitted documents to the SEC upon request.

This Current Report on Form 8-K contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,”

“seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include, among other statements, any statements regarding Boingo’s strategic plans, and operating results and the ability of Boingo to achieve financial, operational and strategic benefits from the acquisition of Elauwit Networks, LLC. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to maintain our existing and establish new relationships with venue partners, particularly key airport venue partners and military bases, our ability to maintain revenue growth and achieve profitability, our ability to execute on our strategic and business plans, our ability to successfully compete with new technologies and adapt to changes in the wireless industry, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2017 filed with the SEC on March 12, 2018 and Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on May 8, 2018. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOINGO WIRELESS, INC.

DATE: August 1, 2018	By:	/s/ Peter Hovenier
Peter Hovenier
Chief Financial Officer and Secretary